EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED STATEMENTS

The Unaudited Pro Forma Combined Consolidated Balance Sheet as of November 30, 2003, and the Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended February 28, 2003 and the nine months ended November 30, 2003 combine the historical Red Hat and Sistina balance sheets and statements of operations as if the acquisition of Sistina, which occurred on December 24, 2003, had been completed on November 30, 2003 for purposes of the presentation of the Unaudited Pro Forma Combined Consolidated Balance Sheet, and as of March 1, 2002 and March 1, 2003 for purposes of the presentation of the Unaudited Pro Forma Combined Consolidated Statements of Operations.

We acquired all of the outstanding common stock of Sistina, which included the assumption of all stock options and stock warrants on December 23, 2003 in exchange for the issuance of 1,979,874 shares of our common stock. The total purchase price of the Sistina acquisition was approximately $31.0 million and has been accounted for using the purchase method of accounting. At closing, we issued 1,979,874 shares of our common stock with a fair value of approximately $31.0 million to the stockholders of Sistina. In addition, the transaction includes $12.0 million of contingent consideration based on an earnout carved into three tranches. The earnout is based on the achievement of certain bookings targets for the technologies and services previously sold by Sistina over the period commencing December 23, 2003 and ending March 31, 2005. Shares issued under the earnout will be determined based on the average closing price of the Company’s common stock during the 10 trading days prior to issuance of each tranche of such earnout shares. The unaudited pro forma combined financial statements should be read together with the consolidated financial statements including the notes to these statements of Red Hat and the historical financial statements of Sistina.

The pro forma adjustments reflecting the consummation of the Sistina acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Combined Consolidated Financial Statements. The Unaudited Pro Forma Combined Consolidated Financial Statements reflects our best estimates based on preliminary information. The final purchase price allocation and the actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to various factors, including, without limitation, access to additional financial information and changes in value based on a final purchase price allocation determined by an independent valuation expert. The valuation will result in some amount, which may be significant, allocated to identifiable intangibles, which we expect to be amortized over a period between three to five years. The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achievable with respect to the combined business of Red Hat and Sistina.

The Unaudited Pro Forma Combined Consolidated Financial Statements for the year ended February 28, 2003 and as of and for the nine months ended November 30, 2003, do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Sistina had occurred on the dates indicated in these pro forma combined financial statements nor does this information purport to project our results or financial position for any future periods.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

November 30, 2003

(in thousands)

ASSETS

	November 30, 2003 Red Hat	September 30, 2003 Sistina	Combined	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$61,315	$4,130	$65,445			$65,445
Investments in debt securities	36,269	—	36,269			36,269
Accounts receivable, net	30,292	269	30,561			30,561
Estimated earnings in excess of billings	5,364	—	5,364			5,364
Inventory	1,325	—	1,325			1,325
Prepaid expenses and other current assets	3,888	57	3,945			3,945

Total current assets	138,453	4,456	142,909	—		142,909
Property and equipment, net	24,745	485	25,230			25,230
Goodwill and identifiable intangibles, net	41,048	—	41,048	27,108	a	68,156
Investments in debt securities	231,225	—	231,225			231,225
Other assets, net	4,372	48	4,420			4,420

Total assets	$439,843	$4,989	$444,832	$27,108		$471,940

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$4,628	$175	$4,803			$4,803
Accrued expenses	8,559	531	9,090	1,106d		10,196
Deferred revenue	42,270	160	42,430			42,430
Short term payable	15,003	—	15,003			15,003
Current portion of capital lease obligations	1,116	—	1,116			1,116

Total current liabilities	71,576	866	72,442	1,106		73,548
Deferred lease credits	5,399	—	5,399			5,399
Capital lease obligations	584	—	584			584
Commitments and contingencies	—	—	—			—
Convertible redeemable preferred stock	—	9,961	9,961	(9,961	)b	—
Stockholders’ equity (deficit):
Noncontrolling interest in subsidiary	292	—	292			292
Preferred stock	—	—	—			—
Common stock	18	1	19	(1	)b	18
Additional paid-in capital	647,301	5,072	652,373	(10,693	)b	641,680
				30,685	a	30,685
Deferred compensation	(562)	—	(562)	(560	)c	(1,122)
Accumulated deficit	(281,403)	(10,906)	(292,309)	16,527	b	(275,782)
Treasury stock	(7,436)	—	(7,436)			(7,436)
Accumulated other comprehensive income (loss)	4,074	(5)	4,069	5	b	4,074

Total stockholders’ equity (deficit)	362,284	(5,838)	356,446	35,963		392,409

Total liabilities and stockholders’ equity	$439,843	$4,989	$444,832	$27,108		$471,940

(a)	Reflects the value of the 1,979,874 shares of our common stock issued to acquire Sistina and the assumption of 33,494 stock options on December 24, 2003, based on the average closing price of our common stock of $15.50 for the three day period immediately preceding and following the date of our announcement of the acquisition of Sistina, as well as, the date of announcement, and the assumption of approximately $4.1 million in net assets of Sistina assuming that the acquisition occurred on November 30, 2003. The preliminary assumption is that cash, accounts receivable, prepaid expenses, and property and equipment will be valued at net book value. This may be adjusted as the final purchase price allocation is prepared. The amount to be allocated between goodwill and identifiable intangibles is subject to an independent valuation being finalized.

(b)	Reflects the elimination of the stockholders' equity balances of Sistina as this acquisition is being accounted for using the purchase method of accounting.

(c)	Reflects the value of deferred compensation recorded in the acquisition. Deferred compensation is calculated as the difference between the market value of Red Hat's common stock at the date of closing and the exercise price per share of the underlying stock option multiplied by the number of unvested employee stock options.

(d)	Reflects severance for employees terminated immediately prior to the closing of the acquisition and the cost of leases terminated immediately prior to the closing of the acquisition.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended February 28, 2003

(in thousands)

	Twelve Months Ended		Combined	Pro Forma Adjustments		Pro Forma Combined
	February 28, 2003 Red Hat	December 31, 2002 Sistina

Subscription and services revenue:
Subscription:
Enterprise technologies	$30,438	$341	$30,779			$30,779
Retail	14,833	—	14,833			14,833
Embedded	3,321	—	3,321			3,321

Total subscription revenue	48,592	341	48,933			48,933

Services:
Enterprise technologies	38,522	—	38,522			38,522
Embedded development services	3,812	—	3,812			3,812

Total services revenue	42,334	—	42,334			42,334

Total subscription and services revenue	90,926	341	91,267			91,267

Cost of subscription and services revenue:
Subscription:
Enterprise technologies and retail	8,625	53	8,678			8,678
Embedded	496	—	496			496

Total cost of subscription revenue	9,121	53	9,174			9,174

Services:
Enterprise technologies	18,595	—	18,595			18,595
Embedded development services	3,750	—	3,750			3,750
Stock-based embedded development services	(4)	—	(4)			(4)

Total cost of services revenue	22,341		22,341			22,341

Total cost of subscription and services revenue	31,462	53	31,515			31,515

Gross profit enterprise technologies and retail	56,573	288	56,861			56,861
Gross profit embedded	2,891	—	2,891			2,891

Gross profit on enterprise technologies, retail and embedded revenue	59,464	288	59,752			59,752
Operating expense:
Sales and marketing	32,969	1,503	34,472	(724	)a	33,748
Stock-based sales and marketing expense	505	—	505			505
Research and development	21,274	1,906	23,180	(325	)a	22,855
Stock-based research and development expense	1,165	—	1,165	187	b	1,352
General and administrative	15,239	1,721	16,960	(291	)a	16,669
General and administrative – mergers and acquisitions	522	—	522			522
Stock-based general and administrative expense	2,146	—	2,146			2,146
Lease buyout costs	285	—	285			285
Amortization of intangibles	1,062	—	1,062			1,062
Restructuring charges	1,461	—	1,461			1,461

Total operating expense	76,628	5,130	81,758	(1,153)		80,605

Loss from continuing operations	(17,164)	(4,842)	(22,006)	(1,153)		(20,853)
Other income (expense), net	10,826	(578)	10,248			10,248

Loss from continuing operations before extraordinary item	(6,338)	(5,420)	(11,758)	(1,153)		(10,605)
Discontinued operations:
Loss from discontinued operations	—	—	—			—

Loss before extraordinary item	(6,338)	(5,420)	(11,758)	(1,153)		(10,605)
Extraordinary item-loss on disposal of discontinued operations	(261)	—	(261)			(261)

Net loss	$(6,599)	$(5,420)	$(12,019)	$(1,153)		$(10,866)

Earnings Per Share Data Basic and Diluted:
Pro forma combined net loss from continuing operations before extraordinary item	($0.04)					($0.06)
Discontinued operations:
Loss from discontinued operations	$0.00					$0.00
Extraordinary item-loss on disposal of discontinued operations	($0.00)					($0.01)

Pro forma combined net loss per share	($0.04)					($0.07)

Pro forma combined weighted average shares outstanding	170,158					172,138

(a)	To reverse the cost of certain individuals who were notified of their termination on the acquisition date. As these individuals have not been offered positions, Red Hat believes the reductions in operating expenses for Sistina is factually supportable for this proforma presentation.

(b)	Reflects the amortization of deferred compensation recorded in the acquisition.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended November 30, 2003

(in thousands)

	Nine Months Ended		Combined	Pro Forma Adjustments		Pro Forma Combined
	November 30, 2003 Red Hat	September 30, 2003 Sistina

Subscription and services revenue:
Subscription:
Enterprise technologies	$44,986	$623	$45,609			$45,609
Retail	11,310	—	11,310			11,310
Embedded	1,602	—	1,602			1,602

Total subscription revenue	57,898	623	58,521			58,521

Services:
Enterprise technologies	28,073	—	28,073			28,073
Embedded development services	3,148	—	3,148			3,148

Total services revenue	31,221	—	31,221			31,221

Total subscription and services revenue	89,119	623	89,742			89,742

Cost of subscription and services revenue:
Subscription:
Enterprise technologies and retail	7,878	214	8,092			8,092
Embedded	288	—	288			288

Total cost of subscription revenue	8,166	214	8,380			8,380

Services:
Enterprise technologies	15,197	—	15,197			15,197
Embedded development services	2,482	—	2,482			2,482

Total cost of services revenue	17,679		17,679			17,679

Total cost of subscription and services revenue	25,845	214	26,059			26,059

Gross profit enterprise technologies and retail	61,294	409	61,703			61,703
Gross profit embedded	1,980		1,980			1,980

Gross profit on enterprise technologies, retail and embedded revenue	63,274	409	63,683			63,683
Operating expense:
Sales and marketing	28,386	2,004	30,390	(543	)a	29,847
Stock-based sales and marketing expense	411	—	411			411
Research and development	18,885	2,038	20,923	(244	)a	20,679
Stock-based research and development expense	670	—	670	140b		810
General and administrative	13,288	1,103	14,391	(218	)a	14,173
Stock-based general and administrative expense	918	—	918			918
Amortization of intangibles	38	—	38			38
Restructuring charges	—	—	—			—

Total operating expense	62,596	5,145	67,741	(865)		66,876

Income (loss) from operations	678	(4,736)	(4,058)	(865)		(3,193)
Other income (expense), net	8,323	(46)	8,277	—		8,277
Gain on debt extinguishment	—	5,621	5,621	(5,621)		—

Net income	$9,001	$839	$9,840	$(4,756)		$5,084

Earnings Per Share Data:
Pro forma combined basic net income per share	$0.05					$0.03

Pro forma combined diluted net income per share	$0.05					$0.03

Weighted average shares outstanding:
Basic	172,417					174,397
Diluted	185,641					187,621

(a)	To reverse the cost of certain individuals who were notified of their termination on the acquisition date. As these individuals have not been offered positions, Red Hat believes the reductions in operating expenses for Sistina is factually supportable for this proforma presentation.

(b)	Reflects the amortization of deferred compensation recorded in the acquisition.